POWER OF ATTORNEY


     The undersigned, a member of the Board of Directors of

CalEnergy Company, Inc., a Delaware corporation (the "Company"),

hereby constitutes and appoints Steven A. Mcarthur, John G.

Sylvia and Douglas L. Anderson and each of them, as his/her true and lawful attorney-in-face and agent, with full power of

substitution and resubstitution, for and in his/her stead, in any and all capacities, to sign on his/her behalf the Company's Form

10-K Annual Report for the fiscal year ending December 31, 1996 and to execute any amendments thereto and to file the same, with all exhibits thereto, and all other documents in connection

therewith, with the Securities and Exchange Commission and

applicable stock exchanges, with the full power and authority to do and perform each and every act and thing necessary or

advisable to all intents and purposes as he/she might or could do in person, hereby ratifying and confirming all that said attorney-

in-fact and agent, or his/her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.


                        POWER OF ATTORNEY

Executed as of March 11, 1997

______________________             _______________________
DAVID L. SOKOL                     RICHARD R. JAROS


______________________             _______________________
EDGAR D. ARONSON                   DAVID MORRIS


______________________             _______________________
JUDITH E. AYRES                         BERNARD W. REZNICEK


______________________             _______________________
JAMES Q. CROWE                     WALTER SCOTT, JR.


______________________             _______________________
RICHARD K. DAVIDSON                JOHN R. SHINER


______________________             _______________________
DAVID H. DEWHURST                  DAVID E. WIT


______________________
BEN HOLT